EXHIBIT 10.17


                           SECURED FINANCING AGREEMENT

THIS AGREEMENT, made and effective this 20th day of February, 2004, by and between VIPER MOTORCYCLE COMPANY, a Minnesota corporation with principal offices located at 5733 International Parkway, New Hope, MN 55428 ("Viper"), and David
W. Palmlund III, an individual resident of Texas ("Lender").

WITNESSETH, WHEREAS Viper has since its inception been engaged in the development of a proprietary line of American-styled premium motorcycles to be marketed in the popular heavyweight "cruiser" class; and

FURTHER WHEREAS Viper has been developing engine technologies for its proprietary motorcycles through outside consultants and industry experts; and

NOW THEREFORE, for valuable consideration and upon the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. FINANCING FROM LENDER. The secured financing to be provided to Viper by Lender shall be detailed in a Series B Bridge Financing note.

         2. SECURITY DEFINED. In consideration for this financing from Lender, Viper shall secure Lender in a first position with the following collateral:

                 a.  100 cubic inch, forty-five degree V-Twin prototype engine;

                 b. CAD detailed designed drawings for the 100 cubic inch, forty-degree V-Twin engine and all intellectual property and goodwill related hereto;

                 c. CAM production machine drawings and instructions on how to produce the 100 cubic inch, forty-five degree V-Twin engine with source code electronically stored on a compact disk; and

                 d. Vendor listing of component suppliers for the 100 cubic inch, forty-five degree V-Twin.

         3. TERM OF AGREEMENT. This Agreement shall expire upon the completion of Viper's initial public offering and repayment of bridge notes, unless extended by written consent of both parties hereto. Upon termination, within 30 days thereof, Viper shall pay all outstanding balances owed to Lender for the February 20, 2004 Series B Bridge Notes that was funded (principal proceeds), plus any accrued interest; and Lender shall then release all Viper collateral stated in this Secured Financing Agreement from any encumbrance created by this.


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         Security Financing Agreement                    February 20, 2004



         4. GENERAL. This agreement shall be binding on the parties hereto and any successors or assigns. No obligations hereunder shall be assigned by either party hereto without the express written consent of the other party.

              This agreement shall be construed under the laws of the State of Minnesota. This agreement is the entire understanding between the parties hereto regarding the subject mater of this financing transaction, and supercedes and replaces any prior written or oral agreements or understandings regarding this transaction. This agreement can only be amended or modified by written agreement consented to by all parties hereto.

Agreed this 20th Day of February, 2004 by and between





David W. Palmlund, III                            Viper Motorcycle Company
Lender



By                                                By  /s/ JOHN L. FIEBELKORN
   ------------------------------                   ----------------------------
           An Individual

                                                  Its          CEO
                                                     ---------------------------





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